Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of China Cord Blood Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended March 31, 2014 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHINA CORD BLOOD CORPORATION

July 31, 2014	By:	/s/ Ting Zheng
	Name:	Ting Zheng
	Title:	Chief Executive Officer
(Principal Executive Officer)

July 31, 2014	By:	/s/ Albert Chen
	Name:	Albert Chen
	Title:	Chief Financial Officer
(Principal Financial Officer)